Services Agreement

    THIS SERVICES AGREEMENT ("Agreement"), dated as of May 6, 2024, and effective as of July 1, 2024, by and between Brown-Forman Corporation, a Delaware corporation, with an address of 850 Dixie Highway, Louisville, Kentucky 40210 ("Company"), and Thomas Hinrichs, an individual, with an address of [XXX] (“Contractor”).

A.Contractor has available expertise to provide consulting services related to the distribution and sales of Brown-Forman beverage alcohol products.

B.The parties desire that Contractor provide services to Company upon and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the amounts paid to Contractor by Company, the rights mutually granted herein, and together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Term; Termination. The Services will begin on July 1, 2024 (“Start Date”), and, subject to the provisions of this Agreement, shall end on April 30, 2025.

2.Services.

2.1.Description. Contractor is hereby engaged to render the “Services” (for which Contractor has special expertise) as described in the Work Description and attached as an Exhibit and incorporated herein by reference. Contractor shall provide the Services at a level of quality commensurate with such guidelines as are communicated to Contractor by Company, Company’s policies, procedures and guidelines, and Company’s Code of Conduct, all of which Services shall be performed diligently and to the best of Contractor’s abilities.

2.2.Delivery of Completed Work. As requested by Company, Contractor shall deliver to Company completed Work Product, and, in any event, upon termination of the Agreement, Contractor shall deliver to Company all Work Product, whether complete or incomplete.

3.Compensation; Expenses. Contractor will invoice Company monthly for Services provided and expenses incurred through the date of such invoice. Provided that Contractor has complied fully with the terms hereof, the Company shall cause payment to be made to Contractor within 30 days of receipt of such invoice. The foregoing compensation is conditioned upon Contractor’s complete performance of his obligations and shall be deemed full compensation for the Services invoiced and for all rights granted to Company hereunder. Contractor’s expenditures for expenses to be charged to Company shall be standard and reasonable and follow the guidelines established by Company.
4.Conveyance and Exploitation of Rights. The result and proceeds of Contractor’s Services are hereby irrevocably transferred and assigned to Company, in perpetuity.

5.Contractor’s Representations & Warranties. Contractor represents and warrants to Company as follows:

5.1.Work Product. The Work Product constitutes one or more of the following: a) Contractor's sole, exclusive and original work; or b) a work to which Contractor controls, or has previously been granted the necessary licenses, consents and rights to enable Contractor to grant to Company the rights granted herein and no other third party licenses are needed. Otherwise, except as disclosed in writing to Company, no other person or entity worked on or contributed to the creation of the Work Product.

5.2.No License. No portion of the Work Product has been licensed to any other person or entity and there are and will be no liens, claims, or encumbrances on the Work Product, or any rights therein.

5.3.No Infringement. The Work Product does not and will not infringe upon or violate the copyright, trademark, patent, property right, right of privacy or publicity, or any other right of any person or entity, including without limitation, common law or statutory rights.

6.Taxes, Insurance, and Status of Parties.

6.1.Contractor’s Responsibility. Contractor shall be responsible for payment of all taxes relating to the Services.

6.2.Independent Contractor. The parties acknowledge that in performing their respective obligations hereunder, they are acting as independent contractors. Nothing herein shall be construed as creating an employment relationship between Contractor and Company. Contractor shall not be eligible for and will not receive or accrue any employment benefits such as vacation, sick pay, health or retirement benefits, or any insurance or other benefits to which Company’s employees are entitled. Subject to the provisions of this Agreement, Contractor will have control over the manner and means of its performance and shall provide all materials and instruments necessary for such performance. Except to the extent approved and authorized by the Company supervisor under whom Contractor will perform the Services, Contractor shall not be an agent or representative of Company and shall have no authority to, and shall not, act for Company or bind, or attempt to bind, Company in or under any contract or agreement or to otherwise obligate Company in any manner whatsoever.

7.Confidential Information; Ownership of Marks.

7.1. Confidentiality. Contractor shall maintain in strict confidence and shall not disclose to any person, or otherwise utilize or license, either during the term of this Agreement or at any time thereafter, any confidential information, data, trade secret or any other proprietary or confidential matter of which it becomes aware and which in any way relates to the business, financial or property affairs of Company or its subsidiaries or affiliates, without Company’s prior written consent. Contractor agrees that Company shall be entitled to obtain injunctive relief, without bond, for any breach or threatened breach of this Section.

7.2. Ownership and Control of Marks. With respect to the trademarks, service marks, trade names, trade dress, copyrights, designs, characters and logos which Contractor may use or encounter in connection with the performance of the Services, which may include intellectual property of third parties which Company has the right to use (collectively “Property”): (a) the Property is the Company’s or its subsidiary’s exclusive property; and (b) Contractor shall not commit any act or engage in any conduct which adversely affects the Property.

8. Assignment. Neither party shall assign its rights or delegate its duties hereunder without the non-assigning party's prior written consent, except that Company shall be entitled to freely assign this Agreement to any of its subsidiary or affiliated companies or to an entity purchasing or acquiring all or substantially all of Company’s assets. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns hereunder.

9.Miscellaneous. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and may not be modified or amended without each party's prior written approval. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver or continuing waiver of any other provision. The remedies provided for herein are not exclusive of any other remedies which may be available, and the election thereof by either party, shall not constitute an exclusive election thereof. This Agreement shall be construed in accordance with, and governed by, the laws of the Commonwealth of Kentucky. The parties agree to submit to jurisdiction in Kentucky and agree that any cause of action arising under this Agreement must be brought exclusively in a court in Jefferson County, Kentucky. Should any provision or part of any provision of this Agreement be void or unenforceable, such provision, or part thereof, shall be deemed omitted, and this Agreement, with such provision or part thereof omitted, shall remain in full force and effect. The subject headings of the sections of this Agreement are included for purposes of convenience only, and shall not affect its construction or interpretation. This Agreement shall at all times be construed so as to carry out the purposes stated herein. In the event of a conflict between the terms, conditions or provisions of this Agreement and those of an Exhibit, those of this Agreement shall control unless expressly agreed otherwise in the Exhibit. The parties’ obligations which by their nature continue beyond termination, cancellation or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. All notices hereunder shall be in writing and sent to the party’s address first listed above.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

Brown-Forman Corporation (“Company”)

By: Lawson Whiting

Title: CEO, Brown-Forman Corporation

/s/ Lawson Whiting

(“Contractor”):

/s/ Thomas Hinrichs
Thomas Hinrichs

EXHIBIT A

WORK DESCRIPTION

Description of Services and Deliverables:

Provide consulting services to the CEO on an as needed basis. This includes providing advice and counsel in the areas of international commercial strategy, emerging market commercial development, and emerging market operational effectiveness.

Provide consulting services to the incoming president of the Emerging International Division on an as needed basis. This includes providing advice and counsel in the areas of leadership transition, on any issues that arise in support of the transition, and emerging market business opportunities.

Fees/Hours/Schedule:

Contractor will be paid a monthly consulting fee of $127,000.

Contractor is expected to provide services on an as-needed and as-requested basis at Company’s discretion. Contractor acknowledges and agrees that the number of requested hours may vary, and there may be weeks when no Services will be requested.

Contractor will need to supply personal email address and work space for the duration of the services described herein.

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